Exhibit 99.1

                PerkinElmer Announces Q2 2007 Results


    --  Revenue Growth of 16%; Health Sciences Revenue up 18%

    -- EPS from Continuing Operations of $.28; Adjusted EPS of $.30, up 15%

    --  Cash Flow from Operations of $70M, up 31%

    WALTHAM, Mass.--(BUSINESS WIRE)--July 26, 2007--PerkinElmer, Inc. (NYSE: PKI), a global leader in Health Sciences and Photonics markets, today reported GAAP earnings per share from continuing operations of $.28 on revenue of $437.3 million for the second quarter ended July 1, 2007. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share for the second quarter 2007 of $.30, which was on the upper end of the Company's forecasted range of $.28 to $.30.

    Second quarter 2007 revenue of $437.3 million increased 16% versus the second quarter of 2006. Revenue growth was 17% in Life and Analytical Sciences and 13% in Optoelectronics compared to the same period last year. From an end market perspective, second quarter 2007 revenue from Health Sciences, which represented 85% of total revenues for the quarter, increased 18% over the same period of 2006. This increase was driven primarily by strong growth in genetic screening, medical imaging, environmental and service. Foreign exchange and acquisitions contributed 7% to second quarter 2007 revenue growth.

    "We were very pleased to deliver strong revenue, earnings and cash flow growth for the second quarter. We are continuing to see the benefits of our increased investments in R&D, marketing, and capital equipment. Our recent acquisitions are also performing well," said Gregory L. Summe, Chairman and CEO of PerkinElmer, Inc. "We expect to carry this momentum into the second half of 2007 on the strength of our new products and market development initiatives."

    GAAP operating profit during the second quarter of 2007 was $48.1 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, second quarter 2007 adjusted operating profit was $50.8 million, or 11.6% as a percentage of GAAP revenue for the quarter.

    The Company generated cash flow from operations of $69.7 million in the second quarter of 2007, while increasing capital expenditures by 32% over the same period of 2006. In addition, the Company repurchased 3.5 million shares of its common stock for a cost of approximately $87 million in the second quarter of 2007. This leaves
4.0 million shares remaining on the Company's stock repurchase authorization.

    Financial Overview by Reporting Segment

    Life and Analytical Sciences reported revenue of $326.3 million for the second quarter of 2007, up 17% from revenue of $278.5 million in the second quarter of 2006, driven primarily by growth in the Company's genetic screening, service and environmental businesses, as well as a positive impact from acquisitions and new product introductions.

    The segment's GAAP operating profit for the second quarter of 2007 was $44.6 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment's adjusted operating profit for the second quarter of 2007 was $40.7 million, or 12.5% as a percentage of GAAP revenue.

    Optoelectronics reported revenue of $111.0 million for the second quarter of 2007, up 13% from revenue of $98.5 million in the second quarter of 2006, driven primarily by revenue growth in medical imaging and specialty lighting.

    The segment's GAAP operating profit was $13.0 million for the second quarter of 2007. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the segment's adjusted operating profit for the second quarter of 2007 was $18.5 million, or 16.7% as a percentage of GAAP revenue.

    Financial Guidance

    For the third quarter of 2007, the Company projects revenue to increase by low double digits, GAAP earnings per share of between $.24 and $.26, and on a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted earnings per share of between $.31 and $.33.

    The Company will discuss its second quarter results in a conference call on July 26, 2007, at 5:30 p.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the "Investors" section of our Web site, www.perkinelmer.com. A playback of this conference call will be available beginning at 7:30 p.m. ET, Thursday, July 26, 2007. The playback phone number is (617) 801-6888 and the code number is 44903829.

    Use of Non-GAAP Financial Measures

    In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

    Factors Affecting Future Performance

    This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation:
(1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes;
(7) our ability to produce an adequate quantity of products to meet our customers' demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) economic, political and other risks associated with foreign operations; (11) our ability to retain key personnel; (12) restrictions in our credit agreement; (13) our ability to realize the full value of our intangible assets; and (14) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

    PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.55 billion in 2006, has 8,500 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.



                  PerkinElmer, Inc. and Subsidiaries
                          INCOME STATEMENTS


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
 (In thousands, except per     July 1,   July 2,   July 1,   July 2,
  share data)                     2007      2006      2007      2006
-----------------------------  ---------------------------------------

 Sales                         $437,290  $377,001  $840,190  $732,455

 Cost of Sales                  262,642   225,412   505,475   439,179
 Amortization of Acquired
  Inventory Revaluation             670         -     2,047         -
 Research and Development
  Expenses                       27,316    25,036    55,157    47,878
 In-Process Research and
  Development Charges                 -         -     1,502         -
 Selling, General and
  Administrative Expenses       109,357    92,655   211,122   182,508
 Gains on Settlement of
  Insurance Claim               (15,346)        -   (15,346)        -
 Gains on Dispositions, Net           -    (1,505)        -    (1,505)
 Restructuring and Lease
  Charges (Reversals), Net        4,547      (290)    8,985      (290)
                               --------- --------- --------- ---------

 Operating Income From
  Continuing Operations          48,104    35,693    71,248    64,685

 Interest Income                 (1,093)   (2,363)   (2,304)   (5,735)
 Interest Expense                 3,509     2,232     5,764     4,537
 Gains on Dispositions of
  Investments, Net                 (135)     (667)     (536)     (933)
 Other Expense, Net               1,149     2,612     3,272     3,772
                               --------- --------- --------- ---------

 Income From Continuing
  Operations Before Income
  Taxes                          44,674    33,879    65,052    63,044

 Provision for Income Taxes      11,371     7,559    16,930    14,704
                               --------- --------- --------- ---------

 Net Income From Continuing
  Operations                     33,303    26,320    48,122    48,340

 Loss From Discontinued
  Operations, Net of Income
  Taxes                               -      (582)        -    (1,025)
 Gain (Loss) on Disposition
  of Discontinued Operations,
  Net of Income Taxes               384    (1,253)      257       787
                               --------- --------- --------- ---------

 Net Income                    $ 33,687  $ 24,485  $ 48,379  $ 48,102
                               ========= ========= ========= =========


 Diluted Earnings (Loss) Per
  Share:
 Continuing Operations         $   0.28  $   0.21  $   0.39  $   0.38

 Loss From Discontinued
  Operations, Net of Income
  Taxes                               -         -         -     (0.01)
 Gain (Loss) on Disposition
  of Discontinued Operations,
  Net of Income Taxes                 -     (0.01)        -      0.01
                               --------- --------- --------- ---------

 Net Income                    $   0.28  $   0.19  $   0.40  $   0.37
                               ========= ========= ========= =========


Weighted Average Diluted
 Shares of Common Stock
 Outstanding                    120,689   127,401   121,976   128,558


      ABOVE PREPARED IN ACCORDANCE WITH GAAP


----------------------------- ---------------------
Additional Supplemental
 Information:
(per share, continuing
 operations)

GAAP Diluted EPS from
 Continuing Operations         $   0.28  $   0.21
Amortization of Intangible
 Assets, Net of Income Taxes       0.06      0.04
Stock Options, Net of Income
 Taxes                             0.01      0.01
Amortization of Acquired
 Inventory Revaluation, Net
 of Income Taxes                   0.01         -
Gain on Settlement of
 Insurance Claim, Net of
 Income Taxes                     (0.08)        -
Restructuring and Lease
 Charges (Reversals), Net of
 Income Taxes                      0.02         -
                               --------- ---------
Adjusted EPS                   $   0.30  $   0.26
                               ========= =========




                  PerkinElmer, Inc. and Subsidiaries
                  SALES AND OPERATING PROFIT (LOSS)




                                Three Months Ended   Six Months Ended
                               -------------------  ------------------
(In thousands)                  July 1,   July 2,   July 1,   July 2,
                                  2007      2006      2007      2006
----------------                ------------------ -------------------

Life and
 Analytical
 Sciences        Sales         $326,284  $278,462  $625,822  $540,391
                 OP$ Reported    44,617    25,305    59,469    49,095
                 OP% Reported      13.7%      9.1%      9.5%      9.1%
                 Amortization
                  Expense        10,000     7,129    19,783    13,892
                 Stock Option
                  Expense           718       748     1,466     1,357
                 Revaluation
                  of Acquired
                  Inventory         670         -     2,047         -
                 In-Process
                  Research &
                  Development
                  Charges             -         -     1,502         -
                 Gain on
                  Settlement
                  of Insurance
                  Claim         (15,346)        -   (15,346)        -
                 Restructuring
                  and Lease
                  Charges             -     1,109     4,438     1,109
                 OP$ Adjusted    40,659    34,291    73,359    65,453
                 OP% Adjusted      12.5%     12.3%     11.7%     12.1%

Optoelectronics  Sales          111,006    98,539   214,368   192,064
                 OP$ Reported    12,993    17,365    29,262    30,112
                 OP% Reported      11.7%     17.6%     13.7%     15.7%
                 Amortization
                  Expense           663       637     1,316     1,259
                 Stock Option
                  Expense           341       412       751       687
                 Restructuring
                  and Lease
                  Charges
                  (Reversals)     4,547    (1,399)    4,547    (1,399)
                 OP$ Adjusted    18,544    17,015    35,876    30,659
                 OP% Adjusted      16.7%     17.3%     16.7%     16.0%

Corporate        OP$ Reported    (9,506)   (6,977)  (17,483)  (14,522)
                 Stock Option
                  Expense         1,078       933     2,110     1,699
                 OP$ Adjusted    (8,428)   (6,044)  (15,373)  (12,823)


Continuing
 Operations      Sales         $437,290  $377,001  $840,190  $732,455
                 OP$ Reported    48,104    35,693    71,248    64,685
                 OP% Reported      11.0%      9.5%      8.5%      8.8%
                 Amortization
                  Expense        10,663     7,766    21,099    15,151
                 Stock Option
                  Expense         2,137     2,093     4,327     3,743
                 Revaluation
                  of Acquired
                  Inventory         670         -     2,047         -
                 In-Process
                  Research &
                  Development
                  Charges             -         -     1,502         -
                 Gain on
                  Settlement
                  of Insurance
                  Claim         (15,346)        -   (15,346)        -
                 Restructuring
                  and Lease
                  Charges
                  (Reversals)     4,547      (290)    8,985      (290)
                                --------  --------  --------  --------
                 OP$ Adjusted  $ 50,775  $ 45,262  $ 93,862  $ 83,289
                                ========  ========  ========  ========
                 OP% Adjusted      11.6%     12.0%     11.2%     11.4%





 SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. And Subsidiaries
                     CONSOLIDATED BALANCE SHEETS


                                    July 1,     December    July 2,
                                       2007      31, 2006      2006
                                   ----------- -----------------------
                                             (In thousands)

Current assets:
Cash and cash equivalents          $  150,040  $  191,059  $  323,755
Accounts receivable, net              271,470     268,459     233,449
Inventories, net                      204,059     183,260     173,658
Other current assets                   86,139     101,511      76,707
Current assets of discontinued
 operations                               485         477         854
                                   ----------- ----------- -----------
Total current assets                  712,193     744,766     808,423

Property, plant and equipment:
At cost                               544,064     525,134     507,642
Accumulated depreciation             (353,326)   (342,938)   (327,931)
                                   ----------- ----------- -----------
Net property, plant and equipment     190,738     182,196     179,711
Marketable securities and
 investments                            4,485       7,508       9,674
Intangible assets, net                414,737     404,021     383,406
Goodwill                            1,158,836   1,117,724   1,066,542
Other assets                           49,971      52,502      86,351
Long-term assets of discontinued
 operations                             1,509       1,605       1,455
                                   ----------- ----------- -----------
Total assets                       $2,532,469  $2,510,322  $2,535,562
                                   =========== =========== ===========

Current liabilities:
Short-term debt                    $      898  $    1,153  $    1,090
Accounts payable                      151,930     152,836     130,014
Accrued restructuring and
 integration costs                      4,687       2,731       9,797
Accrued expenses                      292,241     318,987     276,135
Current liabilities of
 discontinued operations                    -         826         998
                                   ----------- ----------- -----------
Total current liabilities             449,756     476,533     418,034

Long-term debt                        234,504     151,781     199,187
Long-term liabilities                 351,903     304,278     317,364
                                    ---------   ---------   ---------
Total liabilities                   1,036,163     932,592     934,585

Commitments and contingencies

Total stockholders' equity          1,496,306   1,577,730   1,600,977
                                   ----------- ----------- -----------
Total liabilities and
 stockholders' equity              $2,532,469  $2,510,322  $2,535,562
                                   =========== =========== ===========








                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS


                            Three Months Ended     Six Months Ended
                            -------------------  ---------------------
                            July 1,   July 2,     July 1,    July 2,
                               2007      2006       2007       2006
                            --------- ---------  ---------- ----------
                                          (In thousands)

Operating activities:
  Net income                $ 33,687  $ 24,485   $  48,379  $  48,102
  Add: loss from
   discontinued operations,
   net of income taxes             -       582           -      1,025
  Add: (gain) loss on
   disposition of
   discontinued operations,
   net of income taxes          (384)    1,253        (257)      (787)
                            --------- ---------  ---------- ----------
  Net income from
   continuing operations      33,303    26,320      48,122     48,340
                            --------- ---------  ---------- ----------
Adjustments to reconcile
 net income from continuing
 operations to net cash
 provided by continuing
 operations:
    Stock-based
     compensation              4,618     4,475       7,506      7,316
    Restructuring and lease
     charges (reversals),
     net                       4,547       285       8,985     (1,812)
    Amortization of
     deferred debt issuance
     costs                        74        73         148        143
    Depreciation and
     amortization             19,076    16,928      38,161     33,406
    In-process research and
     development charges           -         -       1,502          -
    Amortization of
     acquired inventory
     revaluation                 670         -       2,047          -
    Gains on settlement of
     insurance claim         (15,346)        -     (15,346)         -
    Gains on dispositions,
     net                        (135)   (3,571)       (536)    (3,837)
Changes in operating assets
 and liabilities:
       Accounts receivable,
        net                   (3,003)    9,618       9,457     27,842
       Inventories             2,445       854      (6,456)    (6,519)
       Accounts payable        4,210    (9,049)     (5,945)   (21,260)
       Taxes paid on
        divestitures            (235)   (4,601)       (235)   (59,151)
       Accrued expenses and
        other                 19,135    12,200        (669)    (8,049)
                            --------- ---------  ---------- ----------
Net cash provided by
 continuing operations        69,359    53,532      86,741     16,419
                            --------- ---------  ---------- ----------
Net cash provided by (used
 in) discontinued
 operations                      377      (291)        246       (871)
                            --------- ---------  ---------- ----------
Net cash provided by
 operating activities         69,736    53,241      86,987     15,548
                            --------- ---------  ---------- ----------

Investing activities:
  Capital expenditures       (16,124)  (12,210)    (27,517)   (21,448)
  Proceeds from
   dispositions of
   property, plant and
   equipment, net             10,787     7,085      10,787      7,085
  Proceeds from surrender
   of life insurance
   policies                    1,327     2,327       1,327      2,327
  Payments for business
   development activity         (177)     (796)     (1,094)      (796)
  Proceeds from (payments
   for) disposition of
   businesses and
   investments, net              135      (876)        580     20,325
  Payments for acquisitions
   and investments, net of
   cash and cash
   equivalents acquired       (2,930)  (29,616)    (42,925)   (38,312)
                            --------- ---------  ---------- ----------
Net cash used in continuing
 operations                   (6,982)  (34,086)    (58,842)   (30,819)
                            --------- ---------  ---------- ----------
Net cash provided by
 discontinued operations         800         -         800          -
                            --------- ---------  ---------- ----------
Net cash used in investing
 activities                   (6,182)  (34,086)    (58,042)   (30,819)
                            --------- ---------  ---------- ----------

Financing Activities:
  Payments on debt           (49,694)  (16,831)    (49,694)   (56,565)
  Proceeds from borrowings   104,012         -     129,462          -
  Payments for debt
   issuance costs                  -         -           -       (741)
  Decrease in other credit
   facilities                   (810)     (499)       (824)      (603)
  Tax benefit from
   (provision for) exercise
   of common stock options       732      (154)      1,435      3,631
  Proceeds from issuance of
   common stock options        6,611     2,316      12,781     17,145
  Purchases of common stock  (87,077)        -    (147,105)  (116,393)
  Dividends paid              (8,494)   (8,858)    (17,123)   (17,974)
                            --------- ---------  ---------- ----------
Net cash used in financing
 activities                  (34,720)  (24,026)    (71,068)  (171,500)
                            --------- ---------  ---------- ----------

Effect of exchange rate
 changes on cash and cash
 equivalents                   1,644     6,785       1,104      8,262
                            --------- ---------  ---------- ----------

Net increase (decrease) in
 cash and cash equivalents    30,478     1,914     (41,019)  (178,509)
Cash and cash equivalents
 at beginning of period      119,562   321,841     191,059    502,264
                            --------- ---------  ---------- ----------
Cash and cash equivalents
 at end of period           $150,040  $323,755   $ 150,040  $ 323,755
                            ========= =========  ========== ==========



                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

                                                    PKI
                                      --------------------------------

                                              Q207          Q206
                                      ------------       -------

Adjusted Gross Margin:
 GAAP Gross Margin                          174.0  39.8%  151.6  40.2%
 Intangibles Amortization                     8.6   2.0%    7.2   1.9%
 Stock Option Expense                         0.3   0.1%    0.3   0.1%
 Revaluation of Acquired Inventory            0.7   0.2%      -   0.0%
                                      ------------ ----- ------- -----
 Adjusted Gross Margin:                    $183.5  42.0% $159.1  42.2%
                                      ============ ===== ======= =====

Adjusted SG&A:
 GAAP SG&A                                  109.4  25.0%   92.7  24.6%
 Intangibles Amortization                    (1.7) -0.4%   (0.3) -0.1%
 Stock Option Expense                        (1.7) -0.4%   (1.6) -0.4%
                                      ------------ ----- ------- -----
 Adjusted SG&A:                            $106.0  24.2% $ 90.8  24.1%
                                      ============ ===== ======= =====

Adjusted R&D:
 GAAP R&D                                    27.3   6.2%   25.0   6.6%
 Intangibles Amortization                    (0.4) -0.1%   (0.3) -0.1%
 Stock Option Expense                        (0.1)  0.0%   (0.2) -0.1%
                                      ------------ ----- ------- -----
 Adjusted R&D:                             $ 26.8   6.1% $ 24.5   6.5%
                                      ============ ===== ======= =====

Adjusted Operating Profit:
 GAAP Operating Profit                       48.1  11.0%   35.7   9.5%
 Intangibles Amortization                    10.7   2.4%    7.8   2.1%
 Stock Option Expense                         2.1   0.5%    2.1   0.6%
 Revaluation of Acquired Inventory            0.7   0.2%      -   0.0%
 Gains on Settlement of Insurance
  Claim                                     (15.3) -3.5%      -
 Restructuring and Lease Charges              4.5   1.0%   (0.3) -0.1%
                                      ------------ ----- ------- -----
 Adjusted Operating Profit                 $ 50.8  11.6% $ 45.3  12.0%
                                      ============ ===== ======= =====

                                                    PKI
                                      --------------------------------
                                              Q207          Q206
                                      ------------       -------

Adjusted EPS:
 GAAP EPS                                  $ 0.28        $ 0.19
 Discontinued Operations                     0.00          0.01
                                      ------------ ----- ------- -----
 GAAP EPS from Continuing Operations         0.28          0.21
 Intangibles Amortization                    0.06          0.04
 Stock Option Expense                        0.01          0.01
 Revaluation of Acquired Inventory           0.01             -
 Gains on Settlement of Insurance
  Claim                                     (0.08)            -
 Restructuring and Lease Charges             0.02         (0.00)
                                      ------------ ----- ------- -----
 Adjusted EPS                              $ 0.30        $ 0.26
                                      ============ ===== ======= =====


                                                    PKI
                                      --------------------------------
                                              Q307          Q306
                                      ------------       -------

Adjusted EPS:                            Projected
 GAAP EPS                             $0.24 - 0.26       $ 0.24
 Discontinued Operations                        -         (0.01)
                                      ------------ ----- ------- -----
 GAAP EPS from Continuing Operations  $0.24 - 0.26         0.23
 Intangibles Amortization                    0.06          0.05
 Stock Option Expense                        0.01          0.02
                                      ------------ ----- ------- -----
 Adjusted EPS                         $0.31 - 0.33       $ 0.30
                                      ================== ======= =====


                                                    LAS
                                      --------------------------------
                                              Q207          Q206
                                      ------------       -------
Adjusted Operating Profit:
 GAAP Operating Profit                       44.6  13.7%   25.3   9.1%
 Intangibles Amortization                    10.0   3.1%    7.1   2.6%
 Stock Option Expense                         0.7   0.2%    0.7   0.3%
 Revaluation of Acquired Inventory            0.7   0.2%      -   0.0%
 Gains on Settlement of Insurance
  Claim                                     (15.3) -4.7%      -   0.0%
 Restructuring and Lease Charges                -   0.0%    1.1   0.4%
                                      ------------ ----- ------- -----
 Adjusted Operating Profit                 $ 40.7  12.5% $ 34.3  12.3%
                                      ============ ===== ======= =====


                                                    OPTO
                                      --------------------------------
                                              Q207          Q206
                                      ------------       -------
Adjusted Operating Profit:
 GAAP Operating Profit                       13.0  11.7%   17.4  17.6%
 Intangibles Amortization                     0.7   0.6%    0.6   0.6%
 Stock Option Expense                         0.3   0.3%    0.4   0.4%
 Restructuring and Lease Charges              4.5   4.1%   (1.4) -1.4%
                                      ------------ ----- ------- -----
 Adjusted Operating Profit                 $ 18.5  16.7% $ 17.0  17.3%
                                      ============ ===== ======= =====


    Adjusted Gross Margin and Adjusted Gross Margin Percentage

    We use the term "adjusted gross margin" to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and stock option expense. We use the related term "adjusted gross margin percentage" to refer to adjusted gross margin as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in the business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. Inventory fair value adjustments related to business acquisitions charges also do not represent what our management and what we believe our investors consider to be costs used in producing our products. In addition, we exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the costs used in producing our products.

    Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

    We use the term "adjusted SG&A expense" to refer to GAAP SG&A expense, excluding amortization of intangible assets and stock option expense. We use the related term "adjusted SG&A percentage" to refer to adjusted SG&A expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We also exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the costs to support our internal operating structure.

    Adjusted Research and Development (R&D) Expense and Adjusted R&D
Percentage

    We use the term "adjusted R&D expense" to refer to GAAP R&D expense, excluding amortization of intangible assets and stock option expense. We use the related term "adjusted R&D percentage" to refer to adjusted R&D expense as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. In addition, we exclude stock option expense from these measures because stock-based compensation plans and the critical assumptions used to calculate the expense vary dramatically between us and our peers, which we believe makes comparisons of long-term operating performance trends difficult for management and investors, and could result in overstating or understating to our investors the amount of our internal investments in R&D activities.

    Adjusted Operating Profit and Adjusted Operating Profit Percentage

    We use the term "adjusted operating profit" to refer to GAAP operating profit, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, gains on the settlement of insurance claim, restructuring and lease charges and stock option expense. Adjusted operating profit is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related term "adjusted operating profit percentage" to refer to adjusted operating profit as a percentage of GAAP revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating profit also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating profit to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. In addition, we exclude gains on the settlement of insurance claim and restructuring and lease charges because they tends to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure.

    Adjusted Earnings per Share

    We use the term "adjusted earnings per share" to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, gains on settlement of insurance claim, restructuring and lease charges and stock option expense. Adjusted earnings per share is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, other income / expense and provision for taxes from adjusted gross margin. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, gains on the settlement of insurance claim, restructuring and lease charges and stock option expense as these items do not represent what our management and what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations.

                                 ****

    The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

    Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

    CONTACT: Investor Relations:
             Steven Delahunt
             PerkinElmer, Inc.
             (781) 663-5677
             or
             Media Contact:
             Kevin Lorenc
             PerkinElmer, Inc.
             (781) 663-5701